016570| 003590|127C|RESTRICTED||4|057-423

NeuLion

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X		
Holder ID	XXXXXXXXXX		
Insurance Value	1,000,000.00		
Number of Shares	123456		
DTC	12345678 123456789012345		
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.01

Certificate Number
ZQ 000000

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY AND TORONTO, ON

Shares
600620****
600620**
****600620****
*****600620***
******600620**

NeuLion

NEULION, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 64128J 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

ISIN US 64128J1016

is the owner of

*** SIX HUNDRED THOUSAND
SIX HUNDRED TWENTY***

FULLY PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $0.01, IN THE CAPITAL OF

NeuLion, Inc. transferable on the books of the Company only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

Chief Executive Officer

General Counsel
and Corporate Secretary

NEULION, INC.
SEAL
DELAWARE
NOVEMBER 30, 2010

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
CO-TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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